      As filed with the Securities and Exchange Commission on June 15, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       PEGASUS COMMUNICATIONS CORPORATION
               (Exact Name of Issuer as Specified in its Charter)

                                  -------------


           DELAWARE                                    23-3070336
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)

                  c/o Pegasus Communications Management Company
             225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                       Pegasus Communications Corporation
                        2001 Employee Stock Purchase Plan
                       ----------------------------------
                            (Full Title of the Plan)


           Ted S. Lodge, Executive Vice President and General Counsel
                  c/o Pegasus Communications Management Company
             225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
                                 (888) 438-7488
                                 --------------
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                  -------------


                                   Copies To:

                                                      Michael B. Jordan, Esq.
             Scott A. Blank, Esq.                     Diana E. McCarthy, Esq.
      Pegasus Communications Corporation            Drinker Biddle & Reath LLP
 c/o Pegasus Communications Management Company           One Logan Square
        225 City Line Avenue, Suite 200               18th and Cherry Streets
             Bala Cynwyd, PA 19004                 Philadelphia, PA  19103-6996
                (888) 438-7488                            (215) 988-2700
================================================================================

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                     Proposed Maximum        Proposed Maximum
 Title of Securities To         Amount To Be         Offering Price Per     Aggregate Offering     Amount of Registration
   Be Registered               Registered (1)            Share (2)               Price (2)                Fee (2)(3)
------------------------- ----------------------- ----------------------- ----------------------- --------------------------
 Class A common stock,          3,000,000                $19.325               $57,975,000               $14,493.75
par value $.01 per share
------------------------- ----------------------- ----------------------- ----------------------- --------------------------

(1) Represents 3,000,000 shares registered pursuant to this registration statement (the "Registration Statement"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Pegasus Communications Corporation 2001 Employee Stock Purchase Plan (the "Plan") in connection with share splits, share dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are computed based upon $19.325, the average of the high and low sales prices of the Pegasus Communications Corporation Class A Common Stock as reported on the Nasdaq National Market on June 14, 2001.

(3)      Paid by wire transfer.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

         The documents containing the information specified in this Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Those documents do not need to be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. You may obtain a copy of any of the documents incorporated by reference into this Registration Statement, as well as any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act, at no cost, by writing to or telephoning Pegasus Communications Corporation (the "Company") at the following address:

                       Pegasus Communications Corporation
                  c/o Pegasus Communications Management Company
                         225 City Line Avenue, Suite 200
                              Bala Cynwyd, PA 19004
                      Attention: Human Resources Department
                            Telephone: (888) 438-7488

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Company hereby incorporates into this Registration Statement by reference the following documents:

         1. The Annual Report on Form 10-K for Pegasus Satellite Communications, Inc. for the year ended December 31, 2000, filed on April 2, 2001, and amended on April 4, 2001.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 17, 2001.

         3. The Company's Reports on Form 8-K filed with the Securities and Exchange Commission on February 23, 2001, February 27, 2001 and March 19, 2001.

         4. The description of the Company's Common Stock which is incorporated by reference into the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 18, 1996 including any amendment or report filed for the purpose of updating such description.

         All reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Michael B. Jordan, an Assistant Secretary of the Company, is a partner in Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP is counsel to the Company and assisted the Company in the preparation of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         The Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Sections 102(b) (7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

         Article 6 of the Company's By-Laws provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Article 6 also provides that any person who is claiming indemnification under the Company's By-Laws is entitled to advances from the Company for the payment of expenses incurred by such person in defending actions against such person in the manner and to the full extent permitted under Delaware law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit 4(a) The Company's Amended and Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.5 to Pegasus Satellite Communications, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

Exhibit 5(a)*              Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)*             Consent of PricewaterhouseCoopers LLP.

Exhibit 23(b)* Consent of Drinker Biddle & Reath LLP (included in their opinion filed as Exhibit 5(a)).

Exhibit 24(a)* Powers of Attorney (included in Signatures and Powers of Attorney).

----------
* Filed herewith.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales or being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth the "Calculation of Registration Fee" table in the effective registration statement and;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

Exhibit 4(a) The Company's Amended and Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.5 to Pegasus Satellite Communications, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

Exhibit 5(a)*              Opinion of Drinker Biddle & Reath LLP.

Exhibit 23(a)*             Consent of PricewaterhouseCoopers LLP.

Exhibit 23(b)* Consent of Drinker Biddle & Reath LLP (included in their opinion filed as Exhibit 5(a)).

Exhibit 24(a)* Powers of Attorney (included in Signatures and Powers of Attorney).

----------
* Filed herewith.

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, at Bala Cynwyd, Pennsylvania, on this 14th day of June, 2001.


                                    PEGASUS COMMUNICATIONS CORPORATION


                                    By:   /s/ Scott A. Blank
                                        ---------------------------------------
                                          Scott A. Blank, Senior Vice President

         Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, Kasin Smith, Ted S. Lodge and Scott A. Blank as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                          Title                                       Date
---------                                          -----                                       -----
/s/ Marshall W. Pagon                              Chairman of the Board, President, and       June 14, 2001
--------------------------------------------       Chief Executive Officer
Marshall W. Pagon
(Principal Executive Officer)

/s/ Kasin Smith                                    Executive Vice President- Finance and       June 14, 2001
--------------------------------------------       Information Technology, Chief Financial
Kasin Smith                                        Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ Ted S. Lodge                                   Executive Vice President, General           June 14, 2001
--------------------------------------------       Counsel, Secretary and Director
Ted S. Lodge

/s/ Robert N. Verdecchio                           Director                                    June 14, 2001
--------------------------------------------
Robert N. Verdecchio

/s/ James J. McEntee                               Director                                    June 14, 2001
--------------------------------------------
James J. McEntee, III

/s/ Mary C. Metzger                                Director                                    June 14, 2001
--------------------------------------------
Mary C. Metzger

                                                   Director                                    June 14, 2001
--------------------------------------------
Harry F. Hopper III

/s/ William P. Phoenix                             Director                                    June 14, 2001
--------------------------------------------
William P. Phoenix

                                                   Director                                    June 14, 2001
--------------------------------------------
Robert F. Benbow